STEELTON BANCORP, INC.



Steelton Bancorp, Inc.                 Subject:  Special Meeting of Stockholders
51 South Front Street
Steelton, Pennsylvania  17113          Contact:  James S. Nelson
                                                 Executive Vice President
                                                 (717) 939-1966

                                       Date:     April 11, 2003


FOR IMMEDIATE RELEASE
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    Steelton Bancorp, Inc. Shareholders Approve Merger with Sun Bancorp, Inc.

         Steelton, Pennsylvania -- Steelton Bancorp, Inc. (the "Company"), the parent savings and loan holding company of Mechanics Savings Bank, Steelton, Pennsylvania, announced that its Special Meeting of Stockholders was held today. At the meeting, stockholders approved the Agreement and Plan of Reorganization with Sun Bancorp, Inc. and Sun Bank. Pursuant to the Agreement, Mechanics Savings Bank will be merged into Sun Bank and the stockholders of the Company will receive $22.04 in cash for each share of the common stock of the Company outstanding.

         The Reorganization is expected to close April 24, 2003. The Company's common stock is traded on the over-the-counter ("OTC") bulletin board under the symbol "SELO".